UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2019

Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On April 15, 2019, Vail Holdings, Inc. (“VHI”), a wholly-owned subsidiary of Vail Resorts, Inc. (the “Company”), certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent (the “Agent”), and certain Lenders entered into a First Amendment (the “First Amendment”) to the Eighth Amended and Restated Credit Agreement, dated as of August 15, 2018 (as so amended, the “Credit Agreement”).
Pursuant to the terms of the First Amendment, the Agent and the Lenders party thereto agreed to (i) extend the Termination Date of the Credit Agreement’s revolving loan facility and term loan facility to April 15, 2024, (ii) increase the amount of dividends the Company is permitted to pay in each fiscal quarter under the Credit Agreement’s Restricted Payments covenant, and (iii) increase the aggregate commitments under the Credit Agreement’s revolving loan facility to $500,000,000.
The foregoing description of the First Amendment is only a summary and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended April 30, 2019, and the Credit Agreement, a copy of which was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended October 31, 2018.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: April 16, 2019	By:	/s/ Michael Z. Barkin
Michael Z. Barkin
Executive Vice President & Chief Financial Officer